UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2017 (July 25, 2017)

OROPLATA RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1802 N. Carson Street – Ste 206 Carson City, NV 89701-1238 (Address of principal executive offices) Tel: (775) 434-7333
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2017, Oroplata Resources, Inc. (the “Company”) issued a convertible promissory note (the “Note”) to Tangiers Investment Group, LLC (“Tangiers”) in the principal amount of $550,000, which includes a 10% original issue discount (“OID”) on any consideration paid. Tangiers made an initial payment to the Company under the Note of $40,000 which includes an additional $4,000 in OID. The Company may accept additional funding under the Note from Tangiers if and when both parties agree. The Company is only required to repay the amount funded under the Note, and not any unfunded amounts.

The Note bears interest at 10% and matures one year from the effective date of each payment. Each payment may be converted into common stock of the Company at any time at a fixed price equal to $0.10 per share.

The outstanding principal amount on the Note may be prepaid by the Company within 180 days of the Note’s issuance at prices of between 125% and 145% of the principal amount as set forth in the Note.

The foregoing description of the Note is not complete descriptions of all of the parties’ rights and obligations under the agreements and are qualified in their entireties by reference to the Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Promissory Note issued to Tangiers Investment Group, LLC dated July 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OROPLATA RESOURCES, INC .

Date: July 31, 2017/s/ Douglas Cole

 Douglas Cole

 Secretary, Director